Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

BURGERFI INTERNATIONAL, INC., et al.,[1]	Case No. 24-12017 (CTG)

Debtors.	(Jointly Administered)

NOTICE OF NON-VOTING STATUS TO HOLDERS OF IMPAIRED CLAIMS

AND INTERESTS CONCLUSIVELY PRESUMED TO REJECT

THE COMBINED DISCLOSURE STATEMENT AND

JOINT CHAPTER 11 PLAN OF LIQUIDATION

TO: ALL HOLDERS OF CLAIMS AND INTERESTS IN CLASSES 7 AND 8

PLEASE TAKE NOTICE OF THE FOLLOWING

1.	On January 27, 2025, the above-captioned debtors and debtors in possession (collectively, the “Debtors”) filed the First Amended Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation (as may be amended, modified and/or supplemented, the “Combined Disclosure Statement and Plan”).[2]

2.	Pursuant to an Order dated January 29, 2025 [D.I. 1152] (the “Interim Order”), the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) conditionally approved the Combined Disclosure Statement and Plan for solicitation purposes only.

3.	You are receiving this notice because you are the holder of a Claim or Interest in Class 7 or Class 8 and will receive no distribution on account of such Claim or Interest under the Plan.

4.	You, and all other holders of Claims or Interests in Class 7 or Class 8, are conclusively presumed to have rejected the Plan and are not entitled to vote on the Plan.

5.	A hearing to consider approval of the Combined Disclosure Statement and Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code, and confirmation of the Plan, will be held before the Honorable Craig T. Goldblatt, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, 3d Floor, Courtroom 7, Wilmington, DE 19801 on March 11, 2025 at 1:00 p.m. (ET) (the “Confirmation Hearing”). The Confirmation Hearing may be continued from time to time without further notice other than the announcement by the Debtors in open court of the adjourned date(s) at the Confirmation Hearing or any continued hearing or as indicated in any notice filed with the Bankruptcy Court (which such notice may be included in an agenda of matters scheduled for hearing filed with the Bankruptcy Court).

[1]	The last four digits of the tax identification number of BurgerFi International, Inc. and of Anthony’s Pizza Holding Company, LLC are 8815 and 4718, respectively. A list of all Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, is available at https://cases.stretto.com/BFI. The Debtors’ mailing address is 5271 California Avenue, Suite 270, Irvine, CA 92617.

[2]	Capitalized terms used in this Notice and not defined herein have the meaning ascribed in the Combined Disclosure Statement and Plan.

6.	Objections to confirmation of the Plan, including any objection to the adequacy of the disclosures, if any, must be made in writing and filed with the Bankruptcy Court and be served upon (i) Debtors’ counsel, Raines Feldman Littrell LLP, 1900 Avenue of the Stars, 19th Floor, Los Angeles, CA 90067 (Attn: Hamid R. Rafatjoo (hrafatjoo@raineslaw.com)) and Raines Feldman Littrell LLP, 824 North Market Street, Suite 805, Wilmington, DE 19801 (Attn: Thomas J. Francella, Jr. (tfrancella@raineslaw.com)); (ii) the U.S. Trustee, 844 N. King Street, Wilmington, DE 19801 (Attn: Jonathan W. Lipshie, (jon.lipshie@usdoj.gov)); (iii) counsel to TREW Capital Management Private Credit 2 LLC, Pierson Ferdinand LLP, 112 French Street, Wilmington, DE 19801 (Attn: Mette H. Kurth (mette.kurth@pierferd.com)); and (iv) counsel to the Committee, McDonald Hopkins LLC, 501 S. Flagler Drive, Suite 200, West Palm Beach, FL 33401 (Attn: Alan M. Burger (aburger@mcdonaldhopkins.com) and Scott N. Opincar (sopincar@mcdonaldhopkins.com)) and Morris, Nichols Arsht & Tunnell LLP, 1201 N. Market Street, Wilmington, DE 19801 (Attn: Derek C. Abbott (dabbott@morrisnichols.com) and Matthew O. Talmo (mtalmo@morrisnichols.com)), so that they are received no later than February 25, 2025 (the “Confirmation Objection Deadline”).

7.	If the Bankruptcy Court confirms the Plan and grants the Releases by the Debtors and Injunction set forth in Article XI thereof, your rights may be affected.

Section 11.2(a) of the Plan provides that:

Releases by the Debtors. Upon the Effective Date, for good and valuable consideration including without limitation the concessions from TREW in connection with the DIP Order and its contributions to the Liquidating Trust as set forth herein, to the fullest extent permissible under applicable law the Debtors release and discharge each of the Released Parties from any and all Claims, Causes of Action, or other Liabilities of any kind or nature whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, in law or equity, existing or arising as of the Effective Date; provided, however, that the foregoing shall not release or discharge any Released Party from (i) any obligations arising under or relating to the Plan or the transactions contemplated herein, (ii) any obligations arising under or relating to any Asset Purchase Agreement or any Sale Order, (iii) any liability for damages resulting from its gross negligence, bad faith, or willful misconduct, as determined by a Final Order entered by a court of competent jurisdiction, or (iv) any counterclaim or defenses in connection with any claim made against the Estates or the Liquidating Trust by any Released Party. Without limiting the foregoing, nothing herein shall alter in any way the releases contained in the DIP Order.

Section 11.2(b) of the Plan provides that:

Releases by Releasing Parties. Upon the Effective Date, for good and valuable consideration including without limitation the concessions agreed to by TREW under the Committee Terms, to the fullest extent permissible under applicable law the Releasing Parties release and discharge the Released Parties from any and all Claims, Causes of Action, or other Liabilities of any kind or nature whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, in law or equity, existing or arising as of the Effective Date; provided, however, that the foregoing shall not release or discharge any Released Party from (i) any obligations arising under or relating to the Plan or the transactions contemplated herein, (ii) any obligations arising under or relating to any Asset Purchase Agreement or any Sale Order, (iii) any liability for damages resulting from its gross negligence, bad faith, or willful misconduct, as determined by a Final Order entered by a court of competent jurisdiction, or (iv) any counterclaim or defenses in connection with any claim made against the Estates or the Liquidating Trust by any Released Party. Without limiting the foregoing, nothing herein shall alter in any way the releases contained in the DIP Order.

Section 11.3 of the Plan provides that:

(a)           From and after the Effective Date, all Persons and Entities who have held, hold, or may hold Claims or Interests that are satisfied, settled, resolved, released, extinguished, cancelled or terminated under the Plan or the Confirmation Order are permanently enjoined from taking any of the following actions against the Estates, the Released Parties, the Liquidating Trust, the Liquidating Trustee, or any of their respective property or assets, solely with respect to any such Claims or Interests: (i) commencing or continuing, in any manner or in any place, any action or proceeding of any kind (including without limitation any proceeding in a judicial, arbitral, administrative or other forum); (ii) enforcing, levying, attaching, collecting, or recovering by any manner or means any judgment, award, decree or order; (iii) creating, perfecting, or enforcing in any manner any Lien or encumbrance of any kind; and (iv) asserting any right of setoff, or any right of subrogation of any kind against any debt, liability, or obligation due to the Debtors, unless such right was formally asserted in a pleading Filed with the Bankruptcy Court prior to entry of the Confirmation Order or in a timely Filed Proof of Claim; provided, however, that such Persons and Entities shall not be precluded from exercising their rights under and consistent with the terms of the Plan or the Confirmation Order.

(b)           Upon the entry of the Confirmation Order, all Holders of Claims and Interests, shall be enjoined from taking any actions to interfere with the implementation or substantial consummation of the Plan by the Debtors or the Liquidating Trustee.

(c)           By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim will be deemed to have specifically consented to the injunctions set forth in this Section.

Definitions Relating to the Releases and Injunction

Under the Plan, “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

Under the Plan, “Causes of Action” means all Avoidance Actions, all Claims, and all other claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims, whether in contract or in tort, whether arising under the Bankruptcy Code or other federal or state law, or based in equity, or pursuant to any other theory of law, including, but not limited to, under the Bankruptcy Code or securities law, whether direct, indirect, derivative, or otherwise, whether asserted or unasserted, known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, and any and all commercial tort claims, in each case, whether arising before, on or after the Petition Date.

Under the Plan, “Released Parties” means each of (i) TREW, its successors and assigns, and all of their respective current and former officers, directors, principals, shareholders, members, partners, managers, employees, attorneys, advisors, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals; and (ii) the Independent Directors and Officers.

Under the Plan, “Releasing Parties” means each Creditor affirmatively electing on their ballot to provide a release to the Released Parties.

8.	Copies of the Combined Disclosure Statement and Plan and the Interim Order may be obtained and are available for review without charge at the website of Stretto, Inc., the administrative agent for the Debtors’ bankruptcy cases (the “Balloting Agent”) at https://cases.stretto.com/BFI, or by contacting the Balloting Agent by email, BurgerFiInquiries@stretto.com, or telephone, (855) 492-7450 (U.S./Canada, toll-free) or (714) 881-5915 (International).

Dated: January 29, 2025	RAINES FELDMAN LITTRELL LLP
Wilmington, Delaware
/s/ Thomas J. Francella, Jr.
Thomas J. Francella, Jr. (No. 3835)
Mark W. Eckard (No. 4542)
824 North Market Street, Suite 805
Wilmington, DE 19801
Telephone: (302) 772-5805
Email: tfrancella@raineslaw.com
meckard@raineslaw.com

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Hamid R. Rafatjoo (pro hac vice)
Robert S. Marticello (pro hac vice)
1900 Avenue of the Stars, 19th Floor
Los Angeles, CA 90067
Telephone: (310) 440-4100
Email: hrafatjoo@raineslaw.com
rmarticello@raineslaw.com

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David S. Forsh (pro hac vice)
1350 Avenue of the Americas, 22nd Floor
New York, NY 10019
Telephone: (917) 790-7100
Email: dforsh@raineslaw.com

Counsel to the Debtors and Debtors in Possession

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